UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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IMMUNE PHARMACEUTICALS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IMMUNE PHARMACEUTICALS INC.

Cambridge Innovation Center

One Broadway, 14th Floor

Cambridge, MA 02142

PROXY STATEMENT

July 24, 2014

Dear Stockholder,

We cordially invite you to attend the 2014 annual meeting of stockholders of Immune Pharmaceuticals Inc. to be held at 3:00 p.m., Eastern Time, on, September 5, 2014, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at Chrysler Center, 666 Third Avenue, New York, NY 10017.

Details regarding the annual meeting, the business to be conducted at the meeting, and information about Immune Pharmaceuticals Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, three persons will be elected to our board of directors as Class I directors. In addition, we will ask stockholders to approve a proposed amendment to our Third Amended and Restated Certificate of Incorporation, as amended, or the Certificate of Incorporation, to effect a reverse stock split at a ratio of up to and including one-for-three, such ratio to be determined by our board of directors in its sole discretion (subject to other conditions specified in this proxy statement), to approve a proposed amendment to our Certificate of Incorporation to provide for the declassification of our board of directors, to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014, to approve the compensation of our named executive officers, as disclosed in this proxy statement, and to vote on the frequency of holding an advisory vote on compensation of our named executive officers. The board of directors recommends the approval of the first five proposals and a vote for a frequency of voting on executive compensation every year. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to the majority of our stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about July 24, 2014, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our 2014 Annual Meeting of Stockholders and our 2013 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Immune Pharmaceuticals Inc. We look forward to seeing you at the annual meeting.

Sincerely,

/s/ Dr. Daniel G. Teper
DR. DANIEL G. TEPER
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

IMMUNE PHARMACEUTICALS INC.

Cambridge Innovation Center

One Broadway, 14th Floor

Cambridge, MA 02142

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

July 24, 2014

TIME:	3:00 p.m., Eastern Time
DATE:	September 5, 2014
PLACE:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center, 666 Third Avenue, New York, NY 10017

PURPOSES:

1.

To elect Ms. Ana Stancic, Rene Lerer, M.D., and Mr. Daniel Kazado, nominees for Class I directors, to serve as members of our board of directors for three-year terms expiring at the 2017 annual meeting of stockholders and to hold office until their respective successors are duly elected and qualified;

2.

To approve a proposed amendment to our Third Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio of up to and including one-for-three, such ratio to be determined by our board of directors, prior to the 2015 annual meeting of stockholders and subject to other conditions specified in this proxy statement;

3.	To approve a proposed amendment to our Third Amended and Restated Certificate of Incorporation, as amended, to provide for the declassification of our board of directors;

4.	To ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

5.	To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement;

6.	To approve by an advisory vote the frequency of holding an advisory vote on compensation of our named executive officers; and

7.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Immune Pharmaceuticals Inc. common stock or Series C 8% Preferred Stock at the close of business on July 21, 2014. A list of stockholders of record will be available at the annual meeting and during the 10 days prior to the annual meeting, at our principal executive offices located at Cambridge Innovation Center, One Broadway, 14th Floor, Cambridge, MA 02142.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Dr. Daniel G. Teper
DR. DANIEL G. TEPER
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

IMMUNE PHARMACEUTICALS INC.

Cambridge Innovation Center

One Broadway, 14th Floor

Cambridge, MA 02142

(914) 606-3500

PROXY STATEMENT FOR THE IMMUNE PHARMACEUTICALS INC.

2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 5, 2014

This proxy statement, along with the accompanying notice of 2014 annual meeting of stockholders, contains information about the 2014 annual meeting of stockholders of Immune Pharmaceuticals Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 3:00 p.m., Eastern Time, on September 5, 2014, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at Chrysler Center, 666 Third Avenue, New York, NY 10017. In this proxy statement, we refer to Immune Pharmaceuticals Inc. as “Immune,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about July 24, 2014, we began sending the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE STOCKHOLDER MEETING

This proxy statement and our 2014 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2013 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Annual Reports” section of the “Investors” section of our website at www.immunepharmaceuticals.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Immune Pharmaceuticals Inc., Cambridge Innovation Center, One Broadway, 14th Floor, Cambridge, MA 02142. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The board of directors of Immune is soliciting your proxy to vote at the 2014 annual meeting of stockholders to be held at 3:00 p.m., Eastern Time, on September 5, 2014, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at Chrysler Center, 666 Third Avenue, New York, NY 10017, and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our 2013 annual report because you owned shares of our common stock and Series C 8% Preferred Stock, or Preferred Stock, on the record date, July 21, 2014. The Company intends to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, the proxy materials to stockholders on or about July 25, 2014.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock or Preferred Stock at the close of business on July 21, 2014 are entitled to vote at the annual meeting. On this record date, there were 16,212,752 shares of our common stock outstanding and entitled to vote and additional 5,064 shares of Preferred Stock convertible into 1,868,635 shares of common stock outstanding and entitled to vote.

Pursuant to an Amendment of our Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock (“Certificate of Designation”), the holders of the Preferred Stock are entitled, subject to the limitations on beneficial ownership contained in the Certificate of Designation, to vote on all matters as to which holders of our common stock are entitled to vote. Each share of Preferred Stock entitles its holder to such number of votes per share equal to the number of shares of common stock which would be obtained upon the conversion of such share of Preferred Stock as if converted at market value of the common stock on the date of issuance.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote. Each share of our Preferred Stock that you own entitled you to three votes (on an as converted basis pursuant to the Certificate of Designation).

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, whether your shares should be voted for one year, two years, three years or abstain with respect to the frequency of voting on the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, LLC, or you have stock certificates, registered in your name, you may vote:

●	By Internet or by telephone. Follow the instructions in the Notice, or, if you received printed materials, in the proxy card to vote by Internet or telephone.

●

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the board of directors’ recommendations as noted below.

●	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on September 4, 2014.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

●	“FOR” the election of the three nominees for Class I directors;

●

“FOR” the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split at a ratio of up to and including one-for-three, such ratio to be determined by our board of directors, prior to the 2015 annual meeting of stockholders and subject to other conditions specified in this proxy statement (the “reverse stock split”);

●	“FOR” the approval of an amendment to our Certificate of Incorporation to provide for the declassification of our board of directors;

●	“FOR” the ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014;

●	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and

●	“FOR” holding an advisory vote on the compensation of our named executive officers every year.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters being presented at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting by Internet or by telephone as instructed above;

●	by notifying our Chief Executive Officer in writing before the annual meeting that you have revoked your proxy; or

●

by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock or Preferred Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on (i) the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split (Proposal 2 of this proxy statement) and (ii) the ratification of the appointment of our independent registered public accounting firm (Proposal 4 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares to be voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it deemed appropriate. In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to executive compensation, no votes will be cast on these proposals on your behalf. Finally, if you do not instruct your bank, broker or other nominee how to vote on the proposal to declassify our board of directors (proposal 3 of this proxy statement), your shares will not be voted and it will have the same affect as a vote against this proposal.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors

The three nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approval of the Amendment to Our Certificate of Incorporation to Effect the Reverse Stock Split

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote and cast at the annual meeting (on an as converted basis) is required to approve an amendment to our Certificate of Incorporation to effect the reverse stock split. Banks and brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non votes will have no effect on the results of this vote. Abstentions will have no effect on the results of this proposal.

Proposal 3: Approval of the Amendment to Our Certificate of Incorporation to provide for the declassification of our Board of Directors

The affirmative vote of at least 75% of the outstanding shares of our capital stock entitled to vote generally in the election of directors (on an as converted basis) is required to approve an amendment to our Certificate of Incorporation to provide for the declassification of our board of directors. Votes that are withheld will not be included in the vote tally. Banks and brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Broker “non-votes” and abstentions will have the same effect as a vote against this proposal.

Proposal 4: Ratify Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote and cast at the annual meeting (on an as converted basis) is required to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm. Banks and brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. Abstentions will have no effect on the results of this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014, our Audit Committee of the board of directors will reconsider its selection.

Proposal 5: Approve an Advisory Vote on the Compensation of our Named Executive Officers

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote and cast at the annual meeting (on an as converted basis) is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 6: Approve an Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers

The frequency of holding an advisory vote on the compensation of our named executive officers - every year, every two years or every three years - receiving the majority of votes cast (on an as converted basis) will be the frequency approved by our stockholders. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding the frequency of holding an advisory vote on the compensation of our named executive officers.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, American Stock Transfer and Trust Company, LLC, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. In addition, we are required to file on a Current Report on Form 8-K no later than the earlier of one hundred fifty calendar days after the annual meeting or sixty calendar days prior to the deadline for submission of stockholder proposals set forth in this proxy statement under the heading “Stockholder Proposals and Nominations for Director” our decision on how frequently we will include a stockholder vote on the compensation of our named executive officers in our proxy materials.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. We plan to retain American Stock Transfer and Trust Company, LLC to assist in the solicitation of proxies from our stockholders for an estimated fee of $5,000 plus $4.00 per stockholder contact and $4.50 per each verbal vote taken. In addition, our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of record of one third of the issued and outstanding shares of our capital stock entitled to vote at the meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 3:00 p.m., Eastern Time, on September 5, 2014, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at Chrysler Center, 666 Third Avenue, New York, NY 10017. When you arrive at the meeting, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company, LLC, by calling their toll free number,1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Immune stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

●

If your Immune shares are registered in your own name, please contact our transfer agent, American Stock Transfer and Trust Company, LLC, and inform them of your request by calling them at 1-800-937-5449 or writing them at Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.

●

If a broker or other nominee holds your Immune shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 21, 2014 for (a) the executive officers named in the Summary Compensation Table of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to beneficially own more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days following July 21, 2014, pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise indicated, we believe that the stockholders named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on a total of 16,134,801 shares of our common stock issued and outstanding on July 21, 2014.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned

5% + Stockholders:

Melini Capital Corp. (1)	1,783,198	10.93%
ADR Tower, 8th floor
Samuel Lewis Av.
Obarrio Urbanization
Panama City, Republic of Panama

Framboise Trading Ltd. (2)	1,810,513	10.91%
Trident Trust Company BVI Limited Trident Chamber
P.O. Box 146 Road Town Tortola British Virgin Islands

MMCAP International Inc. SPC (3)	1,757,803	10.48%
P. O. Box 32021 SMB, Admiral Financial Centre
90 Fort Street
Grand Cayman, Cayman Islands KY1-1208

Jean Elie Kadouche, Ph.D. (4)	831,948	5.16%
62 Boulevard Arago
75013 Paris, France

Business Assets Corp. (5)	858,267	5.29%
ADR Tower, 8th Floor
Samuel Lewis Av.
Obarrio Urbanization
Panama City, Republic of Panama

Executive Officers and Directors:

Daniel G. Teper (6)	4,821,832	29.84%

Gad Berdugo (7)	12,500	*

David Sidransky (8)	131,735	*

Rene Lerer (9)	76,555	*

Daniel Kazado (10)	76,555	*

Ana Stancic (11)	62,500	*

Cameron Durrant, M.D.	—	*

Robert W. Cook (12)	—	*
119 Hunterdon Blvd.
Murray Hill, NJ 07974

Dr. Stephane Allard (13)	—	*
341 North Woodland Street
Englewood, NJ 07631

All current executive officers and directors as a group (7 persons) (14)	5,181,677	30.72%

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)

This information is based solely on the Company’s records and may not reflect the current beneficial ownership of Melini Capital Corp. Includes warrants to purchase 342,532 shares of our common stock that are exercisable within the next 60 days, options to purchase 463,683 shares of our common stock that are exercisable within the next 60 days, 150,000 restricted stock units that will be vested within the next 60 days and preferred stock convertible into 18,819 shares of our common stock.

(2)

This information is based solely on the Company’s records and may not reflect the current beneficial ownership of Framboise Trading Ltd. Includes warrants to purchase 849,322 shares of our common stock that are exercisable within the next 60 days and preferred stock convertible into 369,004 shares of our common stock.

(3)

This information is based solely on a Schedule 13G filed with the SEC on March 19, 2014 by MMCAP International Inc. SPC. Consists of 1,501,346 shares issuable upon the conversion and exercise of preferred stock and warrants.

(4)

This information is based solely on the Company’s records and may not reflect the current beneficial ownership of Jean Elie Kadouche, Ph.D. Includes warrants to purchase 5,882 shares of our common stock that are exercisable within the next 60 days and preferred stock convertible into 7,380 shares of our common stock.

(5)

This information is based solely on the Company’s records and may not reflect the current beneficial ownership of Business Assets Corp. Includes warrants to purchase 252,886 shares of our common stock that are exercisable within the next 60 days, options to purchase 123,649 shares of our common stock that are exercisable within the next 60 days, 150,000 restricted stock units that will be vested within the next 60 days and preferred stock convertible into 18,819 shares of our common stock.

(6)

Includes 353,750 shares issuable upon the exercise of stock options that are exercisable within the next 60 days, warrants to purchase 20,047 shares of our common stock that are exercisable within the next 60 days and preferred stock convertible into 4,428 shares of our common stock.

(7)	Consists of 12,500 shares issuable upon the exercise of stock options that are exercisable within the next 60 days.
(8)

Includes 93,413 shares issuable upon the exercise of stock options that are exercisable within the next 60 days, warrants to purchase 16,456 shares of our common stock that are exercisable within the next 60 days and preferred stock convertible into 14,760 shares of our common stock.

(9)

Consists of 62,500 shares issuable upon the exercise of stock options that are exercisable within the next 60 days, warrants to purchase 6,675 shares of our common stock that are exercisable within the next 60 days and preferred stock convertible into 7,380 shares of our common stock.

(10)

Consists of 62,500 shares issuable upon the exercise of stock options that are exercisable within the next 60 days, warrants to purchase 6,675 shares of our common stock that are exercisable within the next 60 days and preferred stock convertible into 7,380 shares of our common stock.

(11)	Consists of 62,500 shares issuable upon the exercise of stock options that are exercisable within the next 60 days.
(12)	Mr. Cook ceased to serve as our Chief Financial Officer as of April 10, 2014.
(13)	Mr. Allard ceased to serve as our Chief Medical Officer effective March 11, 2014.
(14)	See footnotes 6 through 11.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors and Management

Our Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended, provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of seven directors, classified into three classes as follows: (1) Ms. Ana Stancic, Rene Lerer, M.D. and Mr. Daniel Kazado constitute Class I, with a term ending at the current annual meeting; (2) Mr. Gad Berdugo and Cameron Durrant, M.D. constitute Class II, with a term ending at the 2015 annual meeting; and (3) Daniel G. Teper and David Sidransky constitute Class III, with a term ending at the 2016 annual meeting.

On June 27, 2014, our board of directors voted to nominate Ms. Ana Stancic, Rene Lerer, M.D. and Mr. Daniel Kazado for re-election at the annual meeting, to serve as Class I directors for a term of three years until the 2017 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of our director nominees as well as our directors whose terms do not expire this year, our executive officers and our non-executive officer management, their ages, their position in the company, their principal occupations or employment for at least the past five years, the length of their tenure as directors and, for our directors, the names of other public companies in which they hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position

Directors and Executive Officers
Daniel G. Teper, Pharm. D.	54	Chairman and Chief Executive Officer.
David Sidransky, M.D.(2)	54	Lead Independent Director
Ana Stancic(1) (2)	57	Director Nominee
Daniel Kazado	49	Director Nominee
Cameron Durrant, M.D.(2)	53	Director
Rene Lerer, M.D.(1) (3)	60	Director Nominee
Gad Berdugo(1) (3)	50	Director
Non-Executive Officer Management Team
Eugene Williams	54	Consulting Chief Operating Officer
Elliot Goldstein, M.D.	63	Consulting Chief Medical Officer
Karin Hehenberger, M.D.	42	Consulting Senior VP, Medical Affairs and Corporate Communications

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Corporate Governance Committee

Business Experience

The following is a brief account of the education and business experience of our current directors and executive officers:

Daniel Gedeon Teper, Pharm. D., 54, has been the Chairman and Chief Executive Officer of the Company since August 25, 2013, when he was appointed to such positions pursuant to the terms of the merger. Dr. Teper founded Immune Pharmaceuticals Ltd. and served as its chairman and chief executive officer from January 2010 through August 25, 2013. From 2005 to 2009, Dr. Teper was a New York-based Managing Partner and Head of North America at Bionest Partners, a global management consulting firm, where he advised pharmaceutical and public biotechnology companies with respect to corporate strategy, business development, mergers and acquisitions, new product development and commercialization. From 2000 until 2004, Dr. Teper held various senior management roles in the U.S., including senior vice president of sales and business development at Softwatch, an internet healthcare company, where he assisted in raising $30 million in venture capital and expanding the company to over 150 employees. From 1996 to 1999, Dr. Teper served as global president of Havas-Euro Rscg Healthcare Worldwide where he expanded operations internationally and advised pharmaceutical companies on global launches of major new drugs in multiple disease areas. Dr. Teper started his career in 1984 at Novartis headquarters in Basel, Switzerland, and then in the U.S. from 1985 until 1990 where he held management responsibilities in sales and marketing and eventually became the head of new product development for Cardiovascular Products. From 1990 until 1992, Dr. Teper held general management positions in France, first as a senior vice president and head of marketing and sales of Laboratoires at GlaxoSmith Kline, and then as president and chief operating officer of Laboratories at Delagrange (which was acquired by Synthelabo, a predecessor to Sanofi). In 1993, Dr. Teper founded and was the chief executive officer of WINTEC Pharma, a specialty pharmaceutical company. In 1995, Dr. Teper sold the anti-infectives segment of WINTEC Pharma to Norgine (UK) and the dermatology segment to Galephar (Belgium). In 1999, Dr. Teper co-founded Novagali (NYSE Euronext: NOVA), a pharmaceutical company specializing in ophthalmology and which was recently acquired by Japan’s Santen. Dr. Teper holds a Doctor of Pharmacy degree from Paris XI University and an MBA from INSEAD, where he was a J. Salmon scholar. We believe that Dr. Teper is qualified to serve as on our board of directors due to his many years of service as our Chief Executive Officer and former Chief Executive Officer of Immune Ltd., his extensive knowledge of our Company and his extensive experience within our industry.

David Sidransky, M.D., 54, has been a member of our board of directors and the chairman of the compensation committee of the board of directors of the Company since August 25, 2013, when he was appointed to such positions pursuant to the terms of the merger. Dr. Sidransky is the Lead Independent Director. Dr. Sidransky is a renowned oncologist and research scientist named and profiled by TIME magazine in 2001 as one of the top physicians and scientists in America, recognized for his work with early detection of cancer. He also serves as a member of the board of directors of Tamir Biotechnology, Inc. (ACLE.PK), Rosetta Genomics (NASDAQ: ROSG), Champions Oncology, Inc. (OTCBB: CSBR), Orgenesis Inc. (OTCBB: ORGS), Celsus Therapeutics PLC (NASDAQ: CLTX) and Advaxis Inc. (NASDAQ: ADXS). From July 2012 through September 2013, Mr. Sidransky served as a member of the board of directors of K–V Pharmaceutical Company. K-V Pharmaceutical Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York, on August 4, 2012 and emerged from bankruptcy in September 2013. Since 1994, Dr. Sidransky has been the director of the Head and Neck Cancer Research Division at Johns Hopkins University School of Medicine and Professor of oncology, otolaryngology, cellular & molecular medicine, urology, genetics, and pathology at John Hopkins University and Hospital. Dr. Sidransky has authored over 300 peer-reviewed publications in the field of oncology during the past decade. He has contributed more than 40 cancer reviews and chapters. Dr. Sidransky is a founder of a number of biotechnology companies and holds numerous biotechnology patents. From 2006 to 2008, he served as vice chairman of the board of directors, and was, until the merger with Eli Lilly, a director of ImClone Systems, Inc., a global biopharmaceutical company committed to advancing oncology care. Since 2008, he has been the Chairman of Champions Oncology and since 2006, has been the Chairman of Tamir Biotechnology Corporation. He is currently serving and has served in the past on scientific advisory boards of MedImmune, LLC, Hoffmann-La Roche Ltd., Amgen Inc. and Veridex, LLC (a Johnson & Johnson diagnostic company), among others. From 2005 to 2008, Dr. Sidransky served as director of the American Association for Cancer Research (the “AACR”). Dr. Sidransky is the recipient of a number of awards and honors, including the 1997 Sarstedt International Prize from the German Society of Clinical Chemistry, the 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians, and the 2004 Richard and Hinda Rosenthal Award from the American Association of Cancer Research. Dr. Sidransky is a graduate of Brandeis University and received his M.D. in 1984 from the Baylor College of Medicine. In 1991, Dr. Sidransky completed an oncology fellowship at Johns Hopkins Medical Hospital and is board certified in internal medicine and oncology. We believe that Dr. Sidransky is qualified to serve as a member of our board of directors, due to his professional experience, including his various roles with other biopharmaceutical companies, and his extensive knowledge, industry expertise and years of experience in leading public biopharmaceutical companies.

Ana Stancic, MBA, CPA, 57, became a director of the Company and the chair of the audit committee on August 25, 2013, when she was appointed to such positions pursuant to the terms of the merger. Ms. Stancic has over 25 years of leadership experience in the life science industry.  She has extensive experience in the development and execution of business strategy, capital market transactions, mergers and acquisitions and has successfully restructured a number of companies. Since 2010, Ms. Stancic has served as a member of the board of directors of K-V Pharmaceutical Company, from 2008 through 2013, she served as a member of the board of directors and as chair of the audit committee of Champions Oncology and from 2011 through 2012 she served as a member of the board of directors of Genta Incorporated. K-V Pharmaceutical Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York, on August 4, 2012 and emerged from bankruptcy in September 2013. From 2011 to 2012, Ms. Stancic was executive vice president, principal executive officer and chief operating officer of Enzon Pharmaceutical. Prior to joining Enzon, Ms. Stancic served from 2010 to 2011 as senior vice president and chief financial officer of M2Gen, a wholly owned for-profit subsidiary of Moffitt Cancer Center. From 2008 to 2009, she served as chief financial officer of Aureon Biosciences, Inc., a private oncology diagnostic company. From 2007 to 2008, she was executive vice president and chief financial officer at Omrix Biopharmaceuticals, Inc., which was acquired by Johnson & Johnson. From 2004 to 2007, Ms. Stancic was at ImClone Systems, Inc., or ImClone, which was acquired by Eli Lilly, Inc. At ImClone, she served in various leadership roles, including senior vice president and principal financial officer. Ms. Stancic began her career at PricewaterhouseCoopers in the assurance practice where she had responsibility for international and national companies in the pharmaceutical and services industries. Ms. Stancic is a Certified Public Accountant and holds an M.B.A. from Columbia University Graduate School of Business. We believe that Ms. Stancic is qualified to serve on our board of directors based on her extensive experience with the development and execution of business strategy, capital market transactions, mergers and acquisitions, as well as her extensive accounting and financial experience in the biopharmaceutical industry.

Daniel Kazado, 49, became a director of the Company on October 10, 2013. Mr. Kazado is a senior advisor to Melini Capital, a family owned private and public equity firm investing internationally in several industries since its incorporation in 2012. Melini Capital has been an early and significant investor in Immune Pharmaceuticals. Mr. Kazado built his own management consulting firm over 15 years to 25 professionals advising boards of directors and senior management in multiple industries, and in 2002, sold the company to Altran Technologies, a global engineering and management consulting group with revenues of over $1 billion. Mr. Kazado earned a bachelor’s degree in Business Administration and a master’s degree in Management from Lyon University in France. We believe that Mr. Kazado is qualified to serve on our board of directors based on his experience with advising boards of directors and senior management of in multiple industries, including our industry, with respect to management and other business aspects.

Cameron Durrant, M.D., 53, joined our board of directors in July, 2014. Dr. Durrant was President and Chief Executive Officer of ECR Pharmaceuticals Co., Inc. (“ECR”) a subsidiary of Hi-tech Pharmacal Co., Inc. (NASDAQ: HITK), from September 2012 through April 2014. Dr. Durrant had been a consultant for ECR for the six months prior to his appointment. Dr. Durrant has worked in the pharmaceutical industry for 21 years, and in medical practice for 8 years prior to that. He has been a senior executive at Johnson and Johnson, Pharmacia Corporation (until its acquisition by Pfizer), GSK and Merck. He has served as the founding investor, Chairman, CEO and CFO of publicly-traded PediatRx, Executive Chairman of publicly-traded Anavex, CEO of PediaMed Pharmaceuticals, a founding director of Bexion Pharmaceuticals, a board member of Topaz Pharmaceuticals (acquired by sanofi-aventis), and a board member of Alcyone Life Sciences. Dr. Durrant has been an advisor to Microsoft Corporation, Prism Pharmaceuticals (acquired by Baxter), Pilgrim Software (acquired by a private equity group), Aprecia Pharmaceuticals and Saxa Private Equity Partners. He has also been involved in creating companies around targeted early-stage technologies with Cincinnati Children’s Hospital and assisted numerous private equity groups in their diligence efforts. Dr. Durrant earned his medical degree from the Welsh National School of Medicine, Cardiff, UK, his DRCOG from the Royal College of Obstetricians and Gynecologists, London, UK, his MRCGP from the Royal College of General Practitioners, London, UK, his DipCH from the Melbourne Academy, Australia and his MBA from Henley Management College, Oxford, UK. We believe that Dr. Durrant is qualified to serve on our board of directors based on his experience advising companies in the pharmaceutical industry and his vast experience as an executive and director of several pharmaceutical companies.

Rene Lerer, M.D., 60, joined our board of directors in October 10, 2013. Dr. Lerer is an accomplished health care leader with more than thirty years of significant, hands- on experience. From January 2004 through December 2013, he lead the transformation, diversification, and growth of Magellan Health Services (NASDAQ: MGLN), serving first as president and chief operating officer before being named chairman and chief executive officer. During his tenure, he operationally and financially transformed Magellan into a leading specialty health care company with revenue of more than $3 billion and a market cap of over $1.5 billion. In addition to his accomplishments at Magellan, Dr. Lerer’s extensive experience and expertise includes serving as founder and president of the Internet Healthcare Group, serving as the chief operating officer of Prudential Healthcare, and holding senior executive positions with Value Health, Value Health Sciences and The Travelers Companies. Dr. Lerer served on the board of directors of Integra Partners, HIAS, a U.S.-based international resettlement organization serving refugees in the U.S., and on the board of Regents for Higher Education for Connecticut State Colleges and University. Dr. Lerer holds a Bachelor of Science Degree in Psychobiology from Oberlin College, and a Doctor of Medicine Degree from the School of Medicine of the State University of New York at Buffalo. We believe that Dr. Lerer is qualified to serve on our board of directors based on his extensive experience and knowledge in the field of health care and years of executive leadership in the biopharmaceutical industry.

Gad Berdugo, 50, joined our board of directors in June, 2014. Mr. Berdugo has over 20 years of experience in investment management and banking, strategic financial advisory and business and corporate development in the biomedical industry. Mr. Berdugo is a Managing Director and Head of the Global Life Sciences at Tegris Advisors, a New York City based investment-banking boutique since 2012. He was the founder of Exploriam Capital from 2008 through 2012. From 2001 to 2008, Mr. Berdugo served as a director at Lazard Asset Management Group, managing healthcare investments across a diverse range of Lazard Funds including long/short hedge funds. Mr. Berdugo started his career at Abbott and then at Baxter Healthcare, where he was Director of Global Business Development for the Bio-Pharmaceutical Group. Mr. Berdugo received his M.B.A. from H.E.C. School of Management in Paris and Northwestern Kellogg School of Management, his M.Sc. in Biochemical Engineering from University College London and his B.Sc. with Honors, in Biotechnology from Imperial College London. We believe that Mr. Berdugo is qualified to serve on our board of directors based on his experience advising companies in multiple industries, including our industry, with respect to investment management, banking and other business and corporate development aspects.

The following is a brief account of the education and business experience of the current non-executive officer members of our management team:

Elliot Goldstein, M.D., 63, joined our management team as Consulting Chief Medical Officer on April 2, 2014. Dr. Goldstein brings a unique track record in the clinical, regulatory and commercial development of new pharmaceuticals. Dr. Goldstein began his career with Sandoz Pharmaceuticals (now Novartis), a fourteen-year period on drug development in France, Basel, Switzerland Global Headquarters, including as Head of Clinical R&D in the United States. He subsequently held positions as SVP of Strategic Product Development at SmithKline Beecham (now GSK), CEO of British Biotech (Oxford, UK), Chief Operating Officer and Chief Medical Officer of Maxygen, and President and CMO of a startup biotech devoted to development of biosimilar monoclonal antibodies. Dr. Goldstein holds an M.D. from the University Aix-Marseille II, Marseille, France, and a B.Sc. from McGill University, Montreal.

Eugene Williams, 54, joined our management team as Consulting Chief Operating Officer on April 2, 2014. Mr. Williams is a former SVP at Genzyme, with senior roles integrating commercialization, drug development, and deal making. He is also an entrepreneur, as the founder and director of Adheris, which became the largest company in the patient adherence area. He was previously a strategy consultant at Bain and Corporate Decisions Inc. (a Bain Spin off, now part of Oliver Wyman), where he was co-Head of Healthcare and spent extensive time on speeding and improving the drug development process and on commercialization strategies. Mr. Williams was most recently the CEO of Dart Therapeutics, an Orphan Disease drug development company. Mr. Williams holds a B.A. from Harvard University and an M.B.A. from Harvard Business School.

Karin Hehenberger, M.D., 42, joined our management team in June 2014, as Senior Vice President, Medical Affairs and Corporate Communications, and will be responsible for managing the company’s relationships with Medical Opinion Leaders, Patient Organizations, in addition to being part of the team handling media and investors. Dr. Hehenberger has more than 15 year experience in the life sciences industry. From December 2011 to November 2013, Dr. Hehenberger worked at Coronado BioSciences, Inc. (Nasdaq Capital Market: CNDO), where she initially served as Senior Vice President of Scientific Affairs and from April 2012 as Executive Vice President, Scientific Affairs and Chief Medical Officer. From January 2010 to December 2011, Dr. Hehenberger Dr. Hehenberger served as Senior Vice President for Strategic Alliances at the Juvenile Diabetes Research Foundation, or JDRF, where she was responsible for advancing JDRF’s involvement with scientific, financial, and commercial partners in the diabetes community. From February 2008 until January 2010, Dr. Hehenberger served as Vice President of Metabolic Strategy and Business Development at Johnson & Johnson. From October 2005 through February 2008, Dr. Hehenberger served as Senior Investment Director and Partner at Scandinavian Life Science Venture. She started her career at McKinsey & Co. Dr. Hehenberger received her M.D. and Ph.D. degrees form the Karolinska Institute in Stockholm, Sweden, and continued her research as a JDRF post-doctoral fellow at the Joslin Diabetes Center at Harvard Medical School.

Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based upon this review, our board of directors determines that the following members of the board of directors are “independent directors” as defined by The NASDAQ Stock Market, or NASDAQ, and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended: David Sidransky, M.D., Ms. Ana Stancic, Rene Lerer, M.D, Cameron Durrant, M.D. and Mr. Gad Berdugo.

Committees of the Board of Directors and Meetings

Committees. Our board of directors has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, or Nominating Committee, each as described below.

Meeting Attendance. After our merger with Immune Ltd. through the end of our fiscal year which ended on December 31, 2013, the board of directors met three times. Each of our incumbent directors attended at least 75% of the aggregate of the meetings of the board of directors and committees of which they are a member. The board of directors has adopted a policy under which each member is encouraged to make every reasonable effort to attend each annual meeting of our stockholders.

Audit Committee and Financial Experts

Our Audit Committee currently consists of Ms. Ana Stancic (Chair), Rene Lerer, M.D., and Mr. Gad Berdugo. Ms. Ana Stancic (Chair), Rene Lerer, M.D., and David Sidransky, M.D were the members of the Audit Committee in effect from after the merger through the end of our fiscal year on December 31, 2013. After our merger through the end of our fiscal year which ended on December 31, 2013, our Audit Committee met one time. Among other responsibilities, our Audit Committee is responsible for retaining and overseeing our independent registered public accounting firm, approving the services performed by them and reviewing our annual financial statements, accounting policies and our system of internal controls. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and The NASDAQ, as such standards apply specifically to members of audit committees. Our board of directors has determined that Ms. Stancic is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement. A copy of the Audit Committee’s written charter is publicly available on our website at www.immunepharmaceuticals.com.

Compensation Committee

Our Compensation Committee currently consists of David Sidransky, M.D. (Chair), Ms. Ana Stancic and Cameron Durrant, M.D., David Sidransky, M.D. (Chair), Ms. Ana Stancic and Rene Lerer, M.D were the members of the Compensation Committee in effect from after the merger through the end of our fiscal year which ended on December 31, 2013. After our merger through the end of our fiscal year which ended on December 31, 2013, our Compensation Committee met twice. Among other responsibilities, our Compensation Committee reviews our compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to our directors and officers and approves and oversees compensation programs involving the use of our stock. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. All members of the Compensation Committee qualify as independent under the definitions promulgated by The NASDAQ. A copy of the Compensation Committee’s written charter is publicly available on our website atwww.immunepharmaceuticals.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, or Nominating Committee, currently consists of Rene Lerer, M.D. (Chair), and Mr. Gad Berdugo. Rene Lerer (Chair), M.D., and Ms. Ana Stancic were the member of the Nominating Committee in effect from after the merger through the end of our fiscal year on December 31, 2013. After the merger through the end of our fiscal year which ended on December 31, 2013, our Nominating Committee had one meeting. All members of the Nominating Committee qualify as independent under the definition promulgated by The NASDAQ. Among other responsibilities, this committee’s role is to make recommendations to the board of directors as to the size and composition of the board of directors and to make recommendations as to the particular nominees. The Nominating Committee also considers issues of diversity among its members in identifying and considering nominees and strives, if appropriate, to achieve a diverse balance of backgrounds, perspectives and experience. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2015 Annual Meeting of Stockholders using the procedures set forth in the Company’s By-laws, it must follow the procedures described in “Stockholder Proposals and Nominations For Director” of this proxy statement. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating Committee by mail at Immune Pharmaceuticals Inc., Cambridge Innovation Center, One Broadway, 14th Floor, Cambridge, MA 02142. A copy of the Nominating Committee’s written charter is publicly available on our website at www.immunepharmaceuticals.com.

Board Leadership Structure and Role in Risk Oversight

Our board of directors currently consists of seven directors, of whom Ms. Stancic and Messrs. Sidransky, Lerer, Durrant and Berdugo qualify as independent directors in accordance with the standards set by The NASDAQ and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. Mr. Sidransky acts as the lead independent director. Dr. Teper has been chosen to act as both the chief executive officer and chairman of the board in order to preserve capital.

Generally, management is responsible for managing the risks that we face. The board of directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full board of directors in reviewing our strategic objectives and plans is a key part of the board of directors’ assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our board of directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us. While the board of directors has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the board of directors assist it in fulfilling that responsibility. The Audit Committee assists the board of directors in its oversight of risk management in the areas of financial reporting, internal controls and compliance with certain legal and regulatory requirements and the Compensation Committee assists the board in its oversight of the evaluation and management of risks related to our compensation policies and practices.

Stockholder Communications to the Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations at (646) 597-6979. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board of Directors at Immune Pharmaceuticals Inc., Cambridge Innovation Center, One Broadway, 14th Floor, Cambridge, MA 02142. Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table summarizes the total compensation paid or accrued during the last two fiscal years ended December 31, 2013 and 2012 to (i) our Chief Executive Officer, and (ii) our two next most highly compensated former executive officers who earned more than $100,000 during the fiscal year ended December 31, 2013 and were serving as executive officers as of such date, collectively referred to in this proxy statement as the “named executive officers.”

Name/Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)

Daniel G. Teper	2013	112,709 (2)(3)	—	—	52,571(3)(4)	165,280 (3)
Chairman and Chief Executive Officer	2012	—	—	—	—	—

Robert W. Cook (5)	2013	364,994(6)	—	—	19,771(7)	384,761
Former Chief Financial Officer.	2012	326,229(6)	7,615	—	18,215(7)	402,059

Stephane Allard (8)	2013	283,662	—	—	20,948(7)	304,610
Former Chief Medical Officer	2012	283,662	45,615	—	18,200(7)	347,477

(1)

Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718. For the assumptions made in the valuation of our equity awards see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(2)

On August 25, 2013, pursuant to the consummation of the merger, Dr. Teper joined us as our Chairman and Chief Executive Officer. The amounts disclosed above exclude compensation paid to Mr. Teper, by Immune Ltd. prior to the merger. In the period from January 1, 2013 to the merger date, total compensation paid by Immune Ltd. for salary was $85,304 and $133,333 was accrued to 21 West Partners LLC, a company owned and controlled by Dr. Teper, by one of our subsidiaries, Immune Corp., $127,000 of which were deferred as of December 31, 2013. In 2014, Dr. Teper purchased shares of preferred stock and warrants for an aggregate purchase price of $60,000 in the private placement completed on March 14, 2014, which was paid by our outstanding obligation in the same amount to 21 West Partners LLC. The remainder of the deferred amount together with $7,500 which was deferred by Immune Ltd. was repaid during the first quarter of 2014. In fiscal year 2012, Immune Ltd. paid $113,815 for salary and $200,000 consulting fees were paid to 21 West Partners LLC by Immune Corp.

(3)	Based upon an average exchange rate of 3.6107 and 3.8557 between the NIS and U.S. Dollar for 2013 and 2012, respectively.
(4)

Represents contributions to: (a) continued savings fund (Keren Hishtalmut), (b) disability insurance (Ovdan Kosher Avoda) and (c) statutory national insurance (Bituach Leumi) in the aggregate total amount of $3,520 in 2013 and $31,671 in 2012. Additionally, includes travel reimbursement in the aggregate amount of $49,051 in 2013 and $47,931 in 2012. This amount excludes contributions of $13,065 and $100,648 travel reimbursement prior to the merger.

(5)

Mr. Cook was appointed Interim President and Chief Executive Officer and Chief Financial Officer in August 2012 and served in this position until the consummation of the merger on August 25, 2013. Since the closing of the merger until his resignation effective on April 10, 2014, Mr. Cook served as our Chief Financial Officer.

(6)	Includes $64,944 for fiscal year 2013 and $36,290 for fiscal year 2012, respectively, in compensation that has not yet been paid.
(7)	Includes premiums for health benefits and for life and disability insurance paid on behalf of the named executive officer.
(8)	As of March 11, 2014, Dr. Allard’s employment as our Chief Medical Officer was terminated.

Narrative Disclosure to Summary Compensation Table

 Dr. Daniel G. Teper

Effective upon the consummation of the merger on August 25, 2013, Dr. Teper, our Chief Executive Officer, is entitled to compensation of $360,000 per year as a base salary, options to purchase 750,000 shares of our common stock which vest quarterly over a three year period, which options were granted in February, 2014, and an annual bonus of up to 100% of his base salary. During fiscal year 2013, no bonus was paid to Dr. Teper.

Under an employment agreement from September 2011 with our wholly-owned subsidiary, Immune Ltd., Dr. Teper is entitled to a monthly salary of approximately $10,000 plus benefits and reimbursement of certain expenses. Dr. Teper is eligible for an annual bonus of up to 50% of his annual base salary, 50% based on successful achievement of personal objectives and the overall performance of his duties and obligations and 50% based on general corporate performance. Pursuant to this employment agreement, Dr. Teper was paid $49,562 from the consummation of the merger through December 31, 2013. The employment agreement with Immune Ltd. is cancelable by Dr. Teper with six months’ prior notice and by Immune Ltd. with twelve months’ prior notice. Pursuant to a services agreement with 21 West Partners LLC, a company owned and controlled by Dr. Teper, Immune Ltd. has agreed to pay 21 West Partners LLC $200,000 annually for services rendered plus reimbursement for certain expenses. This agreement was terminated as of December 2013.

Subsequent to the year ended December 31, 2013 and on June 4, 2014, we entered into a new employment agreement with Dr. Teper (the “Employment Agreement”). Under the terms of his Employment Agreement, Dr. Teper is entitled to receive an annual base salary of $260,000. His first base salary payment shall also include a sign-on bonus of $48,208 for services provided by Dr. Teper to us prior to June 1, 2014. In addition, Dr. Teper will be eligible to receive, subject to the board of directors’ approval, an annual incentive award, contingent upon his achievement of goals mutually agreed upon by Dr. Teper and us, of up to $360,000 for each calendar year of his term of employment, which may be granted in cash or in equity equivalent. Under the term of his Employment Agreement, Dr. Teper is also eligible to participate in all employee benefit plans, programs and arrangements, and all fringe benefits and perquisites that are made available to our senior executives, including but not limited to, health insurance coverage in accordance with the terms of our health insurance plan. Furthermore, Dr. Teper will receive $100,000 as an annual base salary from our Israeli subsidiary, Immune Pharmaceuticals, Ltd., as further discussed below.

The Employment Agreement is effective as of June 1, 2014 and may be terminated upon death, disability, by us with or without Cause (as defined in the employment agreement), or by Dr. Teper with or without Good Reason (as defined in the employment agreement). In the event the Employment Agreement is terminated for Good Reason by Dr. Teper, he shall be entitled to receive his base salary for a period of three (3) months. If the Employment Agreement is terminated by the Company without Cause, Dr. Teper shall be entitled to receive his base salary for a period of six (6) months. In each case, payment is contingent upon Dr. Teper’s signature of a release that is satisfactory to the Company in form and in substance. The Employment Agreement does not provide for any payments in the event that it is terminated by the Company for Cause or by Dr. Teper without Good Reason.

Furthermore, as part of his compensation, effective February 2, 2014, Dr. Teper has been granted an option to purchase 750,000 shares of our common stock, at an exercise price of $2.38, the closing price of our shares of common stock on the date of the grant by the board of directors, which options vest quarterly over a three- year period, subject to acceleration in the event of (i) Change of Control; or (ii) termination by us without Cause, pursuant to the terms and subject to the conditions of our stock option plan.

As a condition of the Employment Agreement, Dr. Teper has entered into a non-disclosure and non-competition agreement with the Company. Under the terms of the non-disclosure and non-competition agreement, Dr. Teper agrees to use confidential information only as necessary within the scope of his employment to perform his duties and to not disclose any confidential information without our prior written consent. Dr. Teper also agrees not to compete during the term of his employment and for a period of twelve months following the termination of his employment. In addition, Dr. Teper agrees that all inventions are the sole and exclusive property of the company and that he will assist us in perfecting, registering, maintaining and enforcing its rights in inventions.

Furthermore, subsequent to the year ended December 31, 2013 and on June 23, 2014, Immune Ltd and Dr. Teper entered into an amendment to that certain employment agreement, by and between Immune Ltd. and Dr. Teper, dated September 1, 2011 (the “Amendment”). The Amendment is effective as of June 1, 2014. Pursuant to the Amendment, (i) Dr. Teper’s base annual salary will be $100,000 (or NIS 20,500 per month) and will increase to $141,463 (or NIS 29,000 per month) commencing on January 1, 2015, for services rendered by Dr. Teper to Immune Ltd. (ii) the notice period for termination by employee was reduced to three months and by Immune Ltd. was reduced to six months, and (iii) Dr. Teper will be entitled to up to 10 paid vacation days, which can be accumulated, subject to certain conditions.

The employment agreement of Dr. Teper with Immune Ltd. is in addition to the existing employment agreement between us and Mr. Teper entered into on June 4, 2014, as described above.

Robert W. Cook

Robert W. Cook was our Chief Financial Officer until April 10, 2014. Pursuant to that certain Amended and Restated Employment Agreement, dated July 21, 2010, entered into with Mr. Cook, Mr. Cook was entitled to an annual base salary of $300,000, which was subject to at least annual review for increase in the discretion of the board of directors or our compensation committee, and an additional $100,000 for his service as the Interim President and Chief Executive Officer prior to the consummation of the merger. Mr. Cook is also eligible for an annual cash bonus of up to 45% of his base salary, the actual amount of which would have been determined by the board of directors in its discretion. Mr. Cook has deferred payment of a portion of his salary until completion of any one of certain predetermined objectives, including a change of control (which the merger constituted).

Dr. Stephane Allard

Dr. Stephane Allard was our Chief Medical Officer. On March 11, 2014, we and Dr. Allard entered into a Settlement Agreement and General Release (the “Agreement”). Pursuant to the Agreement, we have agreed to pay Dr. Allard (i) an aggregate severance payment in the amount of $141,831, to be paid in six monthly installments beginning on March 1, 2014; (ii) aggregate expenses reimbursement of $1,609.22; (iii) an aggregate of $43,641.60 for accrued vacation time, to be paid in six monthly installments beginning on March 1, 2014; (iv) back salary of $11,819.25; and (v) COBRA payments (premium and co-pay) for Dr. Allard and his family for six months commencing February 1, 2014. We also have agreed to pay a 2.5% penalty for the late payment of any installment payment due and not settled within seven days. Such penalty will be compounded monthly until each late payment is paid in full. In the event that we fail to make any payments due for a period of 30 consecutive days, all remaining balances under the Agreement shall accelerate together with all penalties incurred.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each named executive officer regarding outstanding stock options on the last day of the fiscal year ended December 31, 2013:

	Option Awards
	Number of Securities Underlying Unexercised Options (#)
Name	Number Exercisable (1)	Number Unexercisable	Option ExercisePrice	Option Expiration Date

Daniel G. Teper	185,473(2)	—	$0.04	7/8/2022
	30,912(3)	—	$0.71	7/10/2022
	12,365(4)	—	$0.99	4/11/2023

Robert Cook	1,763(5)	—	$17.52	1/5/2016
	519(6)	—	$4.38	1/8/2017
	1,064(7)	—	$4.02	1/7/2018
	125(8)	—	$1.89	9/8/2018
	729(9)	—	$1.89	1/5/2019
	948(10)	—	$1.68	2/20/2019
	1,797	78(11)	$2.11	2/11/2020
	1,823	677(12)	$0.87	1/10/2021

Stephane Allard	833(13)	—	$4.89	3/23/2017
	1,064(7)	—	$4.02	1/7/2018
	417(8)	—	$1.89	9/8/2018
	833(9)	—	$1.89	1/5/2019
	1,083(10)	—	$1.68	2/20/2019
	1,797	78(11)	$2.11	2/11/2020
	1,823	677(12)	$0.87	1/10/2021

(1)	The options have not been, and may never be, exercised and actual gains, if any, on exercise will depend on the value of the shares of common stock on the date of exercise.
(2)

Vesting of these stock options and stock awards were originally solely subject to the achievement of certain milestones related to the successful financing goals. The vesting of these stock options vested as follows: (i) 33 1/3 % after the first $4 million financing in December 2012, (ii) 33 1/3 % after $5 million financing in March 2013, and (iii) 33 1/3 % after $6 million financing which vested in June, 2013.

(3)	This option was fully vested on August 24, 2012.

(4)	This option was fully vested on the date of grant.
(5)	This option was fully vested on January 5, 2010.
(6)	This option was fully vested on January 8, 2011.
(7)	This option was fully vested on January 7, 2012.
(8)	This option was fully vested on September 8, 2012.
(9)	This option was fully vested on January 5, 2013
(10)	This option was fully vested on February 20, 2013
(11)	These stock options vest monthly over a period of 48 months commencing from February 11, 2010, and will be fully vested on February 11, 2014
(12)	These stock options vest monthly over a period of 48 months commencing from January 10, 2011, and will be fully vested on January 10, 2015
(13)	This option was fully vested on March 23, 2011

Potential Payments upon Termination or Change-In-Control

The following summarizes the potential payments to each named executive officer as of December 31, 2013. The discussion assumes that the event occurred on December 31, 2013, the last business day of our fiscal year, at which time the closing price of our common stock as listed on the OTCQX Marketplace was $2.30 per share. For more information on the potential payments upon termination or change-in-control please refer to the section entitled “Narrative Disclosure to Summary Compensation Table”.

Daniel G. Teper

As of December 31, 2013, Dr. Teper, our Chief Executive Officer of Immune, was entitled to compensation of $360,000 per year as a base salary, 750,000 options exercisable into 750,000 shares of Immune common stock which vest quarterly over a three year period and an annual bonus of up to 100% of his base salary.

Dr. Teper would be entitled to the compensation described below in the event of termination of his employment under the agreement:

Termination for any Reason. Upon termination for any reason and in addition to any other payments disbursed in connection with termination, Dr. Teper is entitled to:

●	receive payment of his applicable base salary through the termination date;
●	the balance of any annual, long-term or incentive award earned in any period prior to the termination date; and
●	a lump-sum payment for any accrued but unused vacation days.

Termination due to Death or Disability. If termination occurs due to death or disability, Dr. Teper is or his estate is entitled to exercise his options for six months following such termination.

Termination Without Cause. If Dr. Teper is terminated without cause, he is entitled to exercise all or part of his stock options within 60 days after the termination but not later than the scheduled expiration date. Cause has been defined as: (1) conviction of any crime involving moral turpitude or dishonesty; (2) willful refusal to perform the lawful instructions of the Board pertaining to the Employee’s employment under this Agreement provided, however, that if such refusal to perform is susceptible to cure, the Employee shall not have cured such refusal within five days of having been given written notice thereof; (3) any breach of the Employee’s fiduciary duties or duties of care to the Company (except for conduct taken in good faith); and (4) any conduct (other than conduct in good faith) materially detrimental to the Company.

Director Compensation

The following table sets forth the compensation during the year ended December 31, 2013 of our non-employee members of our board of directors who serve on our board of directors following the merger.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

David Sidransky(4)	80,000	242,000	—	322,000

Ana Stancic(5)	60,000	242,000	—	302,000

Isaac Kobrin(6)	60,000	242,000	—	302,000

Daniel Kazado	40,000	242,000	—	282,000

Rene Lerer	40,000	242,000	—	282,000

(1)	All non-employee directors receive an annual cash fee of $40,000 for their service on our board of directors. Such cash fee is for a 1-year term from October 2013 through October 2014.
(2)

Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718. For the assumptions made in the valuation of our equity awards see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(3)

On October 10, 2013, our non-employee directors were granted under our stock incentive plan (i) fully-vested stock options to purchase 50,000 shares of our common stock, and (ii) stock options to purchase 50,000 shares of our common stock, with 1/12 of the stock options granted vest quarterly over a 3-year period commencing on the date of grant, subject to acceleration in the event of (i) change of control, or (ii) termination of directorship (other than voluntarily).

(4)

As the Chair of the Compensation Committee and our Lead Independent Director, Dr. Sidransky is entitled to receive an additional annual cash fee of $40,000. Such cash fee is for a 1-year term from October 2013 through October 2014.

(5)	As the Chair of the Audit Committee, Ms. Stancic is entitled to receive an additional annual cash fee of $20,000. Such cash fee is for a 1-year term from October 2013 through October 2014.
(6)

As the Chair of our Research and Development Committee, Dr. Kobrin is entitled to receive an additional annual fee of $20,000. Such cash fee is for a 1-year term from October 2013 through October 2014. Mr. Kobrin resigned from his position as a member of our board of directors in July 2014.

Narrative to Director Compensation Table

In October 2013, our board of directors adopted a director compensation plan applicable to our non-employee directors, pursuant to which we compensate our non-employee directors in cash and stock options. Our non-employee members of the board of directors of are entitled to cash compensation of $40,000 per year as a base fee plus $20,000 per year for service as a chairperson of a committee of the board of directors, other than the nominating and corporate governance committee and the transaction and pricing committee, and up to 50% of the base fee for service as the Vice Chair/Lead Independent Director of the board of directors. In addition to the cash compensation, each member of the board of directors will be granted stock options to purchase 50,000 shares of our common stock which were vested on the date of grant and stock options to purchase 50,000 shares of our common stock that vest quarterly over a three-year period. The exercise price of all of the foregoing options will be the fair market value on the date of the grant. In addition, we will reimburse our non-employee directors for their out-of-pocket expenses incurred in connection with attending board and committee meetings.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information, as of December 31, 2013, with respect to all of our equity compensation plans then in effect:

Plan Category	(a) No. of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plan approved by security holders (1)	3,192,849	$3.81	9,807,151
Equity compensation plans not approved by security holders	—	—	—

(1)

This plan consists of the 2005 Employee Stock Option Plan. Upon the consummation of the merger all of the issued and outstanding options of Immune Ltd. were exchanged for options to purchase shares of our common stock and assumed by us and the Immune Ltd. plan was terminated.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of the NASDAQ, has furnished the following report:

The Audit Committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The committee’s role and responsibilities are set forth in our charter adopted by the board of directors, which is available on our website at www.immunepharmaceuticals.com. The committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of EisnerAmper LLP, our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2013, the Audit Committee took the following actions:

●	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with management and EisnerAmper LLP, our independent registered public accounting firm;
●	Discussed with EisnerAmper LLP the matters required to be discussed by Statement on Auditing Standards No. 16- Communications with Audit Committees; and
●

Received written disclosures and the letter from EisnerAmper LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding EisnerAmper LLP communications with the Audit Committee and the Audit Committee further discussed with EisnerAmper LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and EisnerAmper LLP, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE:

Ms. Ana Stancic (Chair), Rene Lerer, M.D. and David Sidransky, M.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based on our review of the copies of these reports received by us, we believe that, during fiscal year 2013, all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except for: (i) a Form 4 required to be filed by David Sidransky, that was due on August 27, 2013, but was filed on August 28, 2013; (ii) a Form 4 required to be filed by Daniel Kazado, that was due on October 15, 2013, but was filed on October 16, 2013; and (iii) a Form 4 required to be filed by David Sidransky that was due on October 15, 2013, but was filed on October 30, 2013.

CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics that applies to all of our employees, including our chief executive officer and chief financial officer. In addition, we have adopted a Supplemental Code of Ethics for the chief executive officer and Senior Officers. The text of the Corporate Code of Conduct and Ethics and Supplemental Code of Ethics are publicly available on our website at www.immunepharmaceuticals.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2011 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two years, and in which any of our executive officers, directors or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation arrangements, which are described in the section above titled “Executive Officer and Director Compensation.”

Daniel G. Teper

Immune Ltd. issued 500,000 ordinary shares to Daniel Teper, Chairman and Chief Executive Officer of Immune Ltd., at its formation in July 2010. At the time of the transaction, Dr. Teper became a 50% owner of Immune Ltd. Immune Ltd. assigned no value to the shares issued in this transaction.

In October 2010, Immune Ltd. issued 4,000,000 ordinary shares in connection with Dr. Teper’s contribution of Immune Pharmaceuticals Corporation, a U.S. company owned and controlled by Dr. Teper. Immune Ltd. also entered into a loan agreement with Dr. Teper under which Dr. Teper agreed to lend to Immune Ltd. up to $250,000. The loan bore an interest rate of Libor plus 1.5% and was convertible into Immune Ltd.’s ordinary shares under certain conditions. The loan was due for repayment on the earlier of October 2012 or upon completion of subsequent financing which, when added to previous financing of Immune Ltd., totaled $2 million. Immune Ltd. borrowed a net amount of $108,000 in 2010 and an additional net amount of $80,000 in 2011. In July 2012, Immune Ltd.’s shareholders approved the conversion and repayment of the unpaid balance of the loan and accrued interest amounting to $187,970 into 408,809 ordinary shares at a price per share of $0.4359. The conversion price represented a discount from the fair value of the shares at the time of the conversion of $1.78 and, accordingly, Immune Ltd. recorded a beneficial conversion expense of $549,000 in the third quarter of 2012.

In December 2010, Immune Ltd. entered into a consulting agreement with Dr. Teper under which Immune Ltd. agreed to pay Dr. Teper $25,000 per month for his services as Chief Executive Officer, which became payable upon Immune Ltd. attaining a total of $3.0 million in financing. The consulting agreement with Dr. Teper was terminated in September 2011. In June 2011, Immune Ltd. entered into a services agreement with 21 West Partners LLC, a company owned and controlled by Dr. Teper, under which Immune Ltd. agreed to pay $200,000 annually for services rendered plus reimbursement for certain expenses. Total expenses recorded for 21 West Partners LLC and Dr. Teper in the aggregate amounted to approximately $200,000 and $212,000 in each of the fiscal years ended December 31, 2013 and 2012, respectively. As of December 31, 2013, Immune Ltd.’s outstanding obligations to Dr. Teper under the agreements amounted to $127,000. The consulting agreement with 21 West Partners LLC was terminated in December 2013.

In connection with the December 2010 consulting agreement, Immune Ltd. issued ten-year options to Dr. Teper in July 2012 to purchase 300,000 ordinary shares at a price per share of $0.025. The options have vesting provisions based on Immune Ltd. attaining successively higher amounts of financing. All 300,000 options are vested. The fair value of the option grant was $527,000, using the Black-Scholes option pricing formula, which is being expensed over the estimated vesting period. Immune Ltd. awarded a ten-year option grant to purchase 50,000 ordinary shares at a price of $0.4359 per share in July 2012 that was immediately vested. The fair value of the grant was $76,000, which was charged to share compensation expense in the third quarter of 2012.

In June 2012, Immune Ltd. issued 4,500,000 founder shares to Dr. Teper in exchange for 4,500,000 ordinary shares that he held. Founder shares confer on Dr. Teper the same rights held by ordinary stockholders plus a preference in the event of (i) a Deemed Liquidation event, as defined in Immune Ltd.’s Amended and Restated Articles of Association, reflecting a price per share of less than $2.70 or a company valuation of less than $42 million on a fully diluted basis, equal to 125% of the consideration received by the holders of ordinary shares upon distribution or (ii) a Deemed Liquidation event reflecting a price per share of more than $2.70 or at a company valuation of more than $42 million on a fully diluted basis equal to 150% of the consideration received by the holders of the ordinary shares upon distribution. Immune Ltd. has estimated the fair value of the preference right at $2.8 million, based on management’s assessment of the probabilities of a Deemed Liquidation event occurring at either range against the probability of the Deemed Liquidation not occurring. The merger of Immune Ltd. with the Company meets the definition of Deemed Liquidation event. Immune Ltd. recorded an expense related to the liquidation preference granted to Dr. Teper of approximately $2.8 million on the date of exchange (June 2012). The closing of the merger with the Company in August 2013 resulted in the issuance of 2,250,000 founder shares of Immune Ltd.

Dr. Teper purchased shares of preferred stock and warrants for an aggregate purchase price of $60,000 in the private placement completed on March 14, 2014, which was paid by our outstanding obligation in the same amount to 21 West Partners LLC.

Isaac Kobrin

Isaac Kobrin, M.D., served as a member of our board of directors until July 2014. In November 2011, Immune Ltd. agreed to compensate Dr. Kobrin $5,000 per month for consulting services plus options to purchase 60,000 ordinary shares at an exercise price of $0.0265, which agreement has expired. Immune Ltd. paid to Mr. Kobrin $30,000 and $45,000 in 2013 and 2012, respectively, in connection with this agreement. Immune Ltd. issued the ten-year options in July 2012 with a fair value of $106,000 based on the Black-Scholes option pricing formula.

In July 2012, in connection with his board service, Immune awarded Dr. Kobrin ten-year options to purchase 50,000 ordinary shares at an exercise price of $0.4359 per share. The options were immediately vested. The fair value of the options, based on the Black-Sholes option pricing formula, was approximately $82,000.

In October 2013, in connection with his board service, Immune Ltd. awarded Dr. Kobrin ten-year options to purchase 100,000 ordinary shares at an exercise price of $2.50 per share. 50% of the options were immediately vested and 50% of the options vest within a three year period. The fair value of the options, based on the Black-Scholes option pricing formula, was approximately $242,000.

Dr. Kobrin purchased shares of preferred stock and warrants for an aggregate purchase price of $60,000 in the private placement completed on March 14, 2014, which was paid by conversion of his director's fee for 2013-2014.

Daniel Kazado

On April 7, 2014, we and Melini Capital Corp., an affiliate of the Company, entered into a three-year, $5.0 million revolving line of credit. Borrowings under the line of credit incur interest at a rate of 12% per annum, payable quarterly. Any amounts borrowed under the line of credit, if any, become due upon maturity, April 7, 2017. Additionally, either party has the right to terminate the line of credit upon completion of a capital raise in excess of $5.0 million. Daniel Kazado, a member of our board of director, is a senior advisor to Melini.

Jean Elie Kadouche, Ph.D.

Immune issued 500,000 ordinary shares to Jean Elie Kadouche at its formation in July 2010. At the time of the transaction, Dr. Kadouche became a 50% owner of Immune Ltd. Immune Ltd. assigned no value to the shares issued in this transaction.

Dr. Kadouche signed a 12 month consulting agreement with Immune Corp. in October 2009. Compensation under the agreement was $15,000 per month payable after Immune Ltd. raised an aggregate amount of at least $2 million in equity. Immune Ltd. expensed approximately $174,000 in fees to Dr. Kadouche in 2010 pursuant to the agreement.

In March 2011, Dr. Kadouche and a partner sold to Immune Ltd. the entire right, title and interest for all countries, in and to any and all patents and inventions related to mice producing human antibodies and a method of preparation of human antibodies for the consideration of $20,298 (paid to Immune Pharma (Technologies) SAS, and 800,000 ordinary shares. The transaction was treated as an asset purchase and valued at $680,000 based on the fair value of Immune Ltd.’s ordinary shares on the transaction date of $0.85.

In December 2011, Immune Ltd. entered into a new consulting agreement pursuant to which Dr. Kadouche became a strategic advisor and member of Immune Ltd.’s Scientific Advisory Board. Immune Ltd. expensed costs of soliciting these proxies associated with this agreement of $8,000 and $38,000 in the nine month periods ended September 30, 2013 and 2012, respectively.

In August 2013, Immune Ltd. and Dr. Kadouche signed a new Consulting Services Agreement in which Dr. Kadouche agreed to serve as Immune Ltd.’s Vice President Biologics R&D and as a member of the Scientific Advisory Board. In consideration for his services, Immune Ltd. agreed to pay a consulting fee of up to $10,000 per any calendar month plus reimbursement of expenses. Dr. Kadouche is also eligible to receive bonus compensation in any calendar year at the discretion of the board of directors. Immune Ltd. Issued 22,917 shares of its ordinary shares to Dr. Kadouche as compensation for any past services rendered for which payment had not already been made. The shares were valued at $55,000.

Dr. Kadouche is a member of our scientific advisory board. Dr. Kadouche beneficially owns more than 5% of our common stock.

Serge Goldner

In December 2010, Immune Ltd. entered into a consulting agreement with Serge Goldner under which Immune Ltd. agreed to pay $6,500 per month for his services as Chief Financial Officer, which became payable upon Immune Ltd. attaining a total of $2 million in financing. Total expenses recorded for Mr. Goldner pursuant to the consulting agreement amounted to approximately $94,000 in 2011. In January 2012, Immune Ltd. terminated the consulting agreement and entered into an employment agreement with Mr. Goldner under which he continued as Immune Ltd.’s Chief Financial Officer. Immune Ltd. agreed to compensate Mr. Goldner with a monthly salary of approximately $9,000 plus benefits including a company car and reimbursement of certain expenses. Mr. Goldner was eligible for an annual bonus of up to 30% of his annual salary based 50 % upon successful achievement of personal objectives and the overall performance of his duties and obligations, and 50 % on general corporate performance. The agreement is cancelable by Mr. Goldner with six months’ prior notice and by Immune Ltd. with twelve months’ prior notice.

In connection with the December 2010 consulting agreement, Immune Ltd. granted to Mr. Goldner ten-year options to purchase 100,000 ordinary shares at a price per share of $0.025. The options have vesting provisions based on Immune Ltd. attaining successively higher amounts of financing and are currently all vested. Immune Ltd. assigned no value to the ordinary shares issued to Mr. Goldner. The fair value of the option grant as of the grant date was $176,000, using the Black-Scholes option pricing formula, which was expensed over the estimated vesting period.

In connection with Mr. Goldner’s employment agreement, Immune Ltd. awarded ten-year options to purchase 850,000 ordinary shares in May 2012. 250,000 options have an exercise price of $0.0259 per share and vest quarterly over a two-year period. 600,000 of the options have an exercise price of $0.4359 per share and vest upon the earlier of Immune Ltd. attaining a total of $10.0 million in financing or upon a Liquidation Event, as defined in the option agreement. The fair value of the grants was approximately $1.4 million as determined by the Black-Scholes option pricing formula and is being expensed over the estimated vesting period.

In November 2012, Immune Ltd. awarded Mr. Goldner an option grant in connection with his continued employment with Immune Ltd. Ten-year options to purchase a total of 95,000 shares were granted at an exercise price of $0.6122 and were immediately vested. The fair value of the grant was approximately $120,000 and was expensed in the fourth quarter of 2012.

Mr. Goldner terminated his employment with Immune Ltd. in April 2013. In connection with the termination, a final agreement was entered in September 2013 whereby options to purchase 700,000 ordinary shares were immediately vested and the exercise term was extended to five years from the date of grant. Immune Ltd. incurred share compensation expense of $ 241,000 in connection with the termination and immediate acceleration of the vesting of Mr. Goldner’s options.

Mr. Serge Goldner is currently a beneficial owner of approximately 5.65% of our common stock and a former Chief Financial Officer of Immune Ltd.

Private Placement

Daniel G. Teper, the Company’s Chairman and Chief Executive Officer, and the directors Daniel Kazado, Isaac Kobrin, Rene Lerer and David Sidransky participated in the our private placement that was closed on March 14, 2014 and received or are entitled to receive certain securities purchased thereunder.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1:

TO ELECT MS. ANA STANCIC, RENE LERER, M.D., AND MR. DANIEL KAZADO TO SERVE AS MEMBERS OF OUR BOARD OF DIRECTORS

Background

Our board of directors is currently divided into three classes. Directors are elected by stockholders for terms of three years and hold office until their successors are elected and qualified. One of the three classes is elected each year to succeed the directors whose terms are expiring. As of the 2014 annual meeting, the terms for the directors in Classes I, II and III of the board of directors expire in 2014, 2015, and 2016, respectively.

Ms. Ana Stancic, Rene Lerer, M.D., and Mr. Daniel Kazado currently constitute Class I directors whose terms are expiring at the 2014 annual meeting and each has been nominated by the board for re-election through the 2017 annual meeting of stockholders and until their successors are elected and qualified. Mr. Gad Berdugo and Cameron Durrant, M.D. constitute Class II directors, with a term ending at the 2015 annual meeting; and Daniel G. Teper and David Sidransky constitute Class III directors, with a term ending at the 2016 annual meeting.

The board has adopted an amendment of the Company’s Third Amended and Restated Certificate of Incorporation, as amended, that, if approved by the stockholders at this annual meeting, will eliminate the three-year staggered terms of our directors and provide instead for the annual election of all directors beginning with the 2015 annual meeting (See Proposal 3 below). Directors elected to three-year terms at or before the 2014 annual meeting will serve out the remainder of those terms.

Proxies solicited by the board will be voted FOR the election of the nominees, unless you provide a contrary instruction on your proxy. Each of the nominees has indicated his or her willingness to serve if elected. The board has no reason to believe that these nominees will be unable to serve. However, if one of them should become unavailable, the board may reduce the size of the board or designate a substitute nominee. If the board designates a substitute, shares represented by proxies will be voted for the substitute nominee

Required Vote for Approval

A plurality of the votes voted at the annual meeting is required to elect each nominee as a director.

The board of directors recommends a vote “FOR” the election of Ms. Ana Stancic, Rene Lerer, M.D., and Daniel Kazado as Class I directors and proxies solicited by the board of directors will be voted in favor, unless a stockholder indicates otherwise on the proxy.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

General

At the annual meeting, our stockholders will be asked to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock (such split to combine any whole number of shares of outstanding common stock between and including three (3) and two (2) into one (1) share of common stock). Upon the effectiveness of the amendment to our Certificate of Incorporation effecting the reverse stock split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares.

If this Proposal 2 is approved by the stockholders as proposed, the board of directors would have the sole discretion to effect the amendment and reverse stock split at any time prior to the 2015 annual meeting of stockholders, and to fix the specific ratio for the reverse stock split, provided that the ratio would be not more than one-for-three. However, under the terms of the private placement we closed on March 14, 2014, or the Closing Date, until the earlier of (i) the one year anniversary of the Closing Date and (ii) the date on which the investors participated in the private placement hold less than 10% of the shares of Preferred Stock issued on the Closing Date, we shall not undertake a reverse or forward stock split or reclassification of our common stock without the prior written consent of the investors participated in the private placement holding a majority in interest of the shares of Preferred Stock. Therefore, our board of directors will not effect a reverse stock split prior to March 14, 2015, unless and until we receive the requisite consent from the holders of the Preferred Stock.

By approving the reverse stock split, our stockholders are approving individual amendments to our Certificate of Incorporation for each number in such range. After the board of directors has selected the whole number in such range to effect the reverse stock split, we will abandon all amendments to the Certificate of Incorporation except the amendment with respect to the number selected by the board of directors. The board of directors would also have the discretion to abandon the amendment entirely prior to its effectiveness. We believe that enabling the board to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. The board of director’ determination of the ratio of the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and The NASDAQ Capital Market or NYSE MKT initial listing requirements. Even if the stockholders approve the reverse stock split, we reserve the right not to effect the reverse stock split if the board of directors does not deem the reverse stock split to be in our best interests and our stockholders.

The reverse stock split, if approved by our stockholders and subject to the conditions of the private placement we closed in March 2014, would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached as Annex A to this proxy statement. Any amendment to our Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the board, within the range approved by our stockholders. The amendment to our Certificate of Incorporation will not change the number of authorized shares, or the par value, of our common stock.

Reasons for the Proposed Amendment

The board of directors’ primary reasons for approving and recommending the reverse stock split are that the board of directors believes that:

●

the reverse stock split is the most effective means of increasing the per-share market price of our common stock in order to become eligible for listing on The NASDAQ Capital Market or the NYSE MKT; and

●	a higher per-share market price of our common stock could encourage investor interest in us and promote greater liquidity for our stockholders.

Our common stock is currently listed on the OTCQX Marketplace (OTCQX) and the NASDAQ OMX, First North Premier, Stockholm, under the symbol “IMNP.” We believe that becoming listed on The NASDAQ Capital Market or the NYSE MKT will support and maintain the liquidity of our common stock for our stockholders. In order for our common stock to be eligible for listing on The NASDAQ Capital Market or the NYSE MKT, we must satisfy the initial listing requirements established by NASDAQ, including, among other requirements, a minimum bid price for our common stock.

An objective of the board of directors in proposing the reverse stock split is to increase the per-share market price of our common stock in order to become eligible for listing on The NASDAQ Capital Market or the NYSE MKT, if necessary. Effecting the reverse stock split would reduce our total shares of common stock outstanding, which the board of directors believes will increase the price per share of our common stock and therefore, better enable us to list our common stock on The NASDAQ Capital Market or the NYSE MKT. However, the effect of the reverse stock split on the market value of our common stock cannot be predicted with any certainty, and there can be no assurance that the market price per post-split share will either exceed or remain in excess of the minimum closing price for a sustained period of time. The reverse stock split itself does not affect our market value, and the market price of our common stock may also be based on other factors that are unrelated to the number of shares outstanding, including our future performance. We will only implement the reverse stock split if it is necessary in order to list our shares of common stock on the NASDAQ Capital Market or NYSE MKT.

Effects of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all outstanding shares of our common stock. The reverse stock split, if and when implemented, will increase the number of shares of our common stock available for future issuances by the board of directors. We currently do not have any specific plans, arrangements or understandings to issue any of the shares of common stock that will be newly available as a result of the implementation of the reverse stock split, however, we anticipate that we will need to obtain additional financing from time to time and may choose to raise additional funds through, among other means, issuance of our securities. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect our continuing to be subject to the periodic reporting requirements of the SEC.

As of the effective time of the reverse stock split, we will adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the reverse stock split, we will adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

Assuming reverse stock split ratios of one-for-two and one-for-three, which are ratios based on whole numbers of shares at the high end and low end of the range that our stockholders are being asked to approve, the following table sets forth the number of shares of our common stock that would be (i) issued and outstanding and (ii) reserved for issuance pursuant to outstanding options or warrants and under our stock plans after the reverse stock split, based on information as of July 21, 2014 and assuming Proposal 2 is approved:

	Reverse Stock Split Ratio of 1-for-2	Reverse Stock Split Ratio of 1-for-3
Number of Shares of Common Stock Issued and Outstanding	8,128,200	5,418,800
Number of Shares of Common Stock Reserved for Issuance	19,569,949	13,086,632

After the effective time of the reverse stock split, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split (and not prior to March 14, 2015, unless and until we receive the requisite consent from the holders of the Preferred Stock) and if the board of directors still believes that a reverse stock split is in our best interests and our stockholders, the board of directors will determine the ratio of the reverse stock split to be implemented. We will file the certificate of amendment with the Secretary of State of the State of Delaware. The board of directors may delay effecting the reverse stock split without resoliciting stockholder approval. Beginning on the effective date of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported in the Wall Street Journal, on the last trading day prior to the effective date of the split (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the board of directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

This summary addresses the tax consequences only to a “U.S. person,” which is a beneficial owner of our common stock that is either:

●	a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; and
●

a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor.

This summary assumes that our stockholders hold their shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). No attempt has been made to comment on all U.S. federal income tax consequences of the reverse stock split that may be relevant to particular holders, including holders:

●

who are subject to special treatment under U.S. federal income tax rules such as dealers in securities, financial institutions, non-U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, U.S. expatriates, or traders in securities who elect to mark to market;

●	who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;
●	who hold their shares as qualified small business stock within the meaning of Section 1202 of the Code;
●	who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy; or
●	who do not hold their shares as capital assets.

In addition, the following discussion does not address the tax consequences of the reverse stock split under state, local and foreign tax laws or under the alternative minimum tax provisions of the Code. Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split, including, without limitation, transactions in which shares of our common stock are acquired or disposed of.

Accordingly, holders of our common stock are advised and expected to consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split to them in light of their personal circumstances and the consequences of the reverse stock split under state, local and foreign tax laws.

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code. Assuming the reverse stock split qualifies as a reorganization, and subject to the note below regarding the receipt of an additional fraction of a share, a U.S. holder generally will not recognize gain or loss upon the exchange of pre-split shares for post-split shares. The aggregate tax basis of the post-split shares received by a U.S. holder in the reverse stock split will be the same as the aggregate tax basis in the pre-split shares surrendered by such U.S. holder. The holding period for the post-split shares received by a U.S. holder in the reverse stock split will include the period during which the pre-split shares surrendered by such U.S. holder in the reverse stock split were held.

As noted above, we will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of common stock is not clear. If the receipt of such an additional fraction of a share of common stock is taxed as a dividend, however, any tax liability associated with such receipt is not expected to be material.

Required Vote for Approval

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote and cast at the annual meeting (on an as converted basis) is required to approve this amendment to our Certificate of Incorporation to effect the reverse stock split.

The board of directors recommends a vote “FOR” approval of the amendment to our Certificate of Incorporation to effect the reverse stock split, and proxies solicited by the board of directors will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE DECLASSIFICATION OF OUR BOARD OF DIRECTORS

Our board of directors recommends that the stockholders approve an amendment of our Certificate of Incorporation to provide for the annual election of directors. Currently, Article Fifth, Sections 2 and 4 of the Certificate of Incorporation divide our board into three classes, with the term of one class expiring each year and directors in each class serving for three-year terms. Our board has declared advisable and approved, and recommends that you approve and adopt, an amendment (the “Proposed Amendment”), to Article Fifth of the Certificate of Incorporation, that would eliminate the three-class staggered board structure.

While our board of directors believes that a classified board may offer several advantages, such as promoting continuity and stability, encouraging directors to take a long-term perspective of management and reducing a company’s vulnerability to coercive takeover tactics, it recognizes that many investors believe that a classified board structure reduces the accountability of directors to stockholders because the directors do not face an annual election. Our board of directors believes that this view outweighs the benefits of staggered terms. In light of this view, the board of directors has determined that it will ask stockholders to approve the Proposed Amendment of the Certificate of Incorporation that eliminates our current classified board structure and makes certain related changes.

Elimination of Staggered Board Structure

If the Proposed Amendment is adopted and becomes effective, all directors elected by stockholders after the 2014 annual meeting of stockholders will serve for terms expiring at the next annual meeting of stockholders, subject to their earlier death, resignation, retirement, disqualification, or removal from office. However, directors elected to three-year terms of office at or before this 2014 annual meeting of stockholders will complete their three-year terms. Beginning at the 2017 annual meeting of stockholders, all directors would be subject to annual election to one-year terms. The Proposed Amendment would also provide that, following the termination of the staggered board structure in 2017 a director elected by the board to a vacancy or new directorship would serve for a term expiring at the next annual meeting of stockholders following his or her election.

Removal of Directors

The Certificate of Incorporation currently provides that our directors may be removed only for cause, and only by the affirmative vote of the holders of at least 75% of the voting power of our then outstanding capital stock entitled to vote at an election of directors. Because Delaware law specifies that directors serving on a non-staggered board must be removable by stockholders either for or without cause, the Proposed Amendment would specify that directors may be removed for or without cause by the affirmative vote of the holders of at least 75% of the voting power of our then outstanding capital stock entitled to vote thereon, but amended Article Fifth will continue to provide that those directors serving the remainder of a three-year term may be removed only for cause.

If the Proposed Amendment is approved by the stockholders, it will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. However, even if the Proposed Amendment is approved by the stockholders, the board of directors retains discretion under Delaware law not to implement the Proposed Amendment. If the board exercises such discretion, it will publicly disclose that fact and the reason for its determination.

The board of directors recommends that you vote FOR this proposal. Approval of this proposal requires the affirmative vote of the holders of at least 75% of the capital stock entitled to vote generally in the election of directors. Abstentions and broker non-votes will have the same effect as a vote against this proposal. Proxies solicited by the board will be voted FOR this proposal, unless you specify otherwise in your proxy.

A copy of Proposed Amendment is attached as Annex A to this proxy statement. The general description of the Proposed Amendment set forth here is qualified in its entirety by reference to Annex A.

Required Vote for Approval

The affirmative vote of the holders of at least 75% of the outstanding shares of our capital stock entitled to vote generally in the election of directors (on an as converted basis) is required to approve this amendment to our Certificate of Incorporation.

The board of directors recommends a vote “FOR” approval of the amendment to our Certificate of Incorporation to provide for the declassification of our board of directors, and proxies solicited by the board of directors will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

PROPOSAL 4:

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed EisnerAmper LLP as our independent public accounting firm for the fiscal year ending December 31, 2014. The board of directors proposes that the stockholders ratify this appointment. EisnerAmper LLP has audited our financial statements since 2012. We expect that representatives of EisnerAmper LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by EisnerAmper LLP for the audit of our annual financial statements for the years ended December 31, 2013 and December 31, 2012 and fees billed for other services rendered by EisnerAmper LLP during those periods.

	2013	2012
Audit fees(1)	$236,000	$175,000
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$236,000	$175,000

(1)

Audit fees consist of fees for professional services rendered for the audit of our annual financial statements, review of the interim financial statements included in the quarterly reports and fees associated with the review of certain non-recurring transactions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to the engagement of the independent auditor for the next year’s audit, management will submit to the Audit Committee for approval a summary of the services expected to be rendered during that year for each of four categories of services.

1.        Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.       Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.       Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.      Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm. However, the board of directors is submitting the appointment of EisnerAmper LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the board of directors will reconsider whether to retain EisnerAmper LLP as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee of the board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the company and its stockholders.

Required Vote for Approval

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote and cast at the annual meeting (on an as converted basis) is required to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm.

The board of directors recommends a vote “FOR” ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm, and proxies solicited by the board of directors will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

PROPOSAL 5:

ADVISORY VOTE ON APPROVAL ON COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS

General

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in the Executive Officer and Director Compensation section of this proxy statement in the compensation tables and related narrative disclosure.

The objective of the compensation program for our named executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, and retain individuals with the skills necessary to achieve our objectives. Our compensation philosophy is also designed to reinforce a sense of ownership and to link compensation to the Company’s performance as well as the performance of each of our named executive officers. Before voting on this Proposal 5, you are urged to read the section of this proxy entitled “Executive Officer and Director Compensation.”

Fiscal year 2013 was a transformational year for the Company as a result of the consummation of the definitive Merger Agreement and Plan of Reorganization with Immune Ltd. Following fiscal year 2013, Daniel G. Teper, our chairman and chief executive officer, is our only executive officer.

Because your vote is advisory, it will not be binding on our Compensation Committee or our board of directors, nor will it directly affect or otherwise limit any compensation or award arrangements that have already been granted to any of our named executive officers. However, the Compensation Committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. In accordance with the rules recently adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2014 annual meeting:

“RESOLVED, that the compensation paid to the named executive officers of Immune Pharmaceuticals Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission as set forth in the Executive Officer and Director Compensation Section of this proxy statement, is hereby APPROVED.”

Required Vote

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote and cast at the annual meeting (on an as converted basis) is required to approve, on an advisory basis, this resolution.

Recommendation

The board of directors recommends a vote “FOR” an advisory vote on compensation for our named executive officers, and proxies solicited by the board of directors will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

PROPOSAL 6:

ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON

COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS

We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers (Proposal 5) should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Compensation Committee or our board of directors. However, the Compensation Committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.

The Compensation Committee, board of directors and management believe that it is appropriate and in our best interests for our stockholders to vote in favor of an annual advisory vote on the compensation of our named executive officers. This is consistent with our policy of giving stockholders the opportunity to voice concerns with management or our board of directors. An annual advisory vote will give the board of directors, the Compensation Committee and management more timely feedback from the stockholders to allow us to evaluate and adjust, when we consider appropriate, the compensation of our named executive officers. In addition, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

Conversely, waiting for a say-on-pay vote once every two or three years may allow an unpopular pay practice to continue too long without timely feedback.

Required Vote

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the board of directors’ recommendation. The affirmative vote of a majority of the shares voted for this proposal (on an as converted basis) — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

Recommendation

The board of directors recommends a vote to approve, on an advisory basis, the frequency of holding a vote on the compensation of our named executive officers every year, and proxies solicited by the board of directors will be voted in favor of such frequency unless a stockholder indicates otherwise on the proxy card.

OTHER MATTERS

The board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2015 Annual Meeting of Stockholders, stockholder proposals, including nominations for director, must be received no later than May 31, 2015; provided, however, that if the date of the 2015 annual meeting is more than 30 days from the first anniversary of the date of the 2014 annual meeting, to be timely, such proposals must be received a reasonable time before we begin to print and mail proxy materials for the 2015 annual meeting. To be considered for presentation at the 2015 annual meeting, although not included in the proxy statement, proposals must be received no later than May 31, 2015 and not before January 1, 2015; provided, however, that if the date of the 2015 annual meeting is more than 30 days prior to or 70 days after the first anniversary of the date of the 2014 annual meeting, to be timely, such proposals must be received not earlier than 90 days prior to the 2015 annual meeting and not later than the later of (x) 60 days prior to the 2015 annual meeting or (y) 10 days after the date that the 2015 annual meeting is first disclosed to the public. Proposals not received in a timely manner will not be voted on at the 2015 Annual Meeting of Stockholders. If a timely proposal is received, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals and nominations for director should be marked for the attention of Immune Pharmaceuticals Inc., Cambridge Innovation Center, One Broadway, 14th Floor, Cambridge, MA 02142.

New York, NY

July 24, 2014

ANNEX A

CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

IMMUNE PHARMACEUTICALS INC.

Immune Pharmaceuticals Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:	The name of the corporation is Immune Pharmaceuticals Inc. (the “Corporation”).

SECOND:

The Third Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 21, 2008, as amended to date, is hereby further amended by striking out the first paragraph of Article Fourth in its entirety and by substituting in lieu thereof the following:

“ARTICLE FOURTH

A. AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation has authority to issue is 230,000,000, consisting of (i) 225,000,000 shares of common stock of the Corporation, par value $0.0001 per share (the “Common Stock”) and (ii) 5,000,000 shares of preferred stock of the Corporation, $0.0001 par value per share (the “Preferred Stock”). Upon the effectiveness of the certificate of amendment to the third amended an restated certificate of incorporation containing this sentence, each [*] shares of the common stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and non-assessable share of common stock. A holder of record of common stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported in the Wall Street Journal, on the last trading day prior to the Split Effective Date (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the Corporation’s board of directors).”

THIRD:

The Third Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 21, 2008, as amended to date, is hereby further amended by striking out Article Fifth in its entirety and by substituting in lieu thereof the following:

“ARTICLE FIFTH

This ARTICLE FIFTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. Number of Directors. The number of directors of the Corporation shall not be less than two. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation (as amended from time to time, the “By-laws”).

2. Classes of Directors. The Board of Directors shall be and is divided into three classes with the terms of the classes elected at the annual meetings of stockholders held in 2012, 2013 and 2014, respectively, expiring at the third annual meeting of stockholders held after the election of such class of directors; provided that such division shall terminate at the third annual meeting of stockholders held after the 2014 annual meeting of stockholders. Notwithstanding the preceding sentence, each director elected by the stockholders after the 2014 annual meeting of stockholders shall serve for a term expiring at the first annual meeting of stockholders held after such director’s election.

3. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-laws.

4. Terms of Office. Except as provided in Section 6 of this ARTICLE FIFTH, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; Notwithstanding the preceding sentence, each director elected by the stockholders after the 2014 annual meeting of stockholders shall serve for a term expiring at the first annual meeting of stockholders held after such director’s election; and provided, further, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors. Notwithstanding the forgoing in this Section 5, following the termination of the division of directors into three classes, a director so elected shall hold office for a term expiring at the next annual meeting of stockholders held after such election.

6. Removal. The directors of the Corporation may not be removed for or without cause, provided that a director may be removed for cause only by the affirmative vote of the holders of at least 75% of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose, notwithstanding the fact that a lesser percentage may be specified by law. Notwithstanding the preceding sentence, a director serving in a class of directors elected for a term expiring at the third annual meeting of stockholders following the election of such class shall be removable only for cause and only by the affirmative vote of the holders of at least 75% of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

7. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal, or, following the termination of the division of directors into three classes, a director so elected shall hold office for a term expiring at the next annual meeting of stockholders held after such election.

8. Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders of the Corporation before either an annual or special meeting of stockholders shall be given in the manner provided by the By-laws.

9. Amendment to Article. Notwithstanding any other provisions of law, this Certificate or the By-laws, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate or the By-laws, the affirmative vote of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provisions inconsistent with the purpose or intent of, this ARTICLE FIFTH.”

FOURTH:	The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed this ___  day of _________________, .

IMMUNE PHARMACEUTICALS INC.

By:
Daniel G. Teper
Chief Executive Officer

* By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including two (2) and three (3) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders.

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNE PHARMACEUTICALS INC.

SEPTEMBER 5, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of 2014 Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20333330400000000000 3 090514

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4,"FOR" PROPOSAL 5, AND "ONE YEAR" ON PROPOSAL 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of three Class I Directors to hold office until the 2017 Annual Meeting:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Ms. Ana Stancic
- ○ Rene Lerer, M.D.
- ○ Mr. Daniel Kazado

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	1 year	2 years	3 years	ABSTAIN
6. Proposal to approve, by an advisory vote, the frequency of holding an advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, "FOR" PROPOSAL 5 AND "ONE YEAR" ON PROPOSAL 6 AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNE PHARMACEUTICALS INC.

SEPTEMBER 5, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of 2014 Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20333330400000000000 3 090514

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4,"FOR" PROPOSAL 5, AND "ONE YEAR" ON PROPOSAL 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of three Class I Directors to hold office until the 2017 Annual Meeting:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Ms. Ana Stancic
- ○ Rene Lerer, M.D.
- ○ Mr. Daniel Kazado

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	1 year	2 years	3 years	ABSTAIN
6. Proposal to approve, by an advisory vote, the frequency of holding an advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, "FOR" PROPOSAL 5 AND "ONE YEAR" ON PROPOSAL 6 AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.NG.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

IMMUNE PHARMACEUTICALS INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 5, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

IMMUNE PHARMACEUTICALS INC.

The undersigned, having received notice of the meeting and management's proxy statement therefore, and revoking all prior proxies, hereby appoint(s) Daniel G. Teper and Sarit Steinberg, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of IMMUNE PHARMACEUTICALS INC. (the "Company") to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. located at Chrysler Center, 666 Third Avenue, New York, NY 10017, and at any adjournment or postponement thereof, and there to vote and act upon the following matters in respect of all shares of capital stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If you do not specify on the reverse side how you want the shares to be voted, this proxy will be voted "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, "FOR" PROPOSAL 5, AND "ONE YEAR" ON PROPOSAL 6.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponements or adjournments of the meeting.

(Continued and to be signed on the reverse side)

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